Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SELECT MEDICAL CORPORATION

(a Delaware corporation and successor by merger to EGL Acquisition Corp.)

ARTICLE I.

OFFICES

The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

Section 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or by order of the Board of Directors and shall be called by the Secretary upon the written request of stockholders holding of record such number of the outstanding shares of stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 6. Quorum. At each meeting of the stockholders, the holders of record of such number of the issued and outstanding shares of stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; provided, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority of the number of votes with respect to the shares of stock held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation of the Corporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, it being understood that any such action so taken by written consent shall be effective upon the execution and delivery of such consent by the requisite holders described above.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. Election and Term. Except as otherwise provided in the Certificate of Incorporation of the Corporation or as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. Except as otherwise provided in the Certificate of Incorporation of the Corporation, at each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors and shall be not less than two (2) and not greater than twelve (12).

Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors (or any committee thereof) shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the Board of Directors (or any committee thereof), a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors (or any committee thereof) may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors (or such committee) may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

Section 6. Regular Meetings. Regular meetings of the Board of Directors (or any committee thereof) may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors (or such committee). After there has been such determination, and notice thereof has been once given to each member of the Board of Directors (or such committee) as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

Section 7. Special Meetings; Notice. Special meetings of the Board of Directors (or any committee thereof) shall be held whenever called by the Chairman of the Board of Directors (or such committee), if any, the Chief Executive Officer or by any two Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors (or any committee thereof) need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation of the Corporation, these Bylaws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 8. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation of the Corporation, any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or at any time by consent.

Section 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, the Chief Executive Officer, any President, any Vice President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Vacancies. Except as otherwise provided in the Certificate of Incorporation of the Corporation, any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may only be filled by the action of the holders of record of issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any committee thereof) may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors (or any committee thereof), and such written consent is filed with the minutes or proceedings of the Board of Directors.

Section 12. Telephonic Participation in Meetings. Members of the Board of Directors (or any committee thereof) may participate in a meeting of the Board of Directors (or any committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 13. Committees. The Board of Directors may appoint such committees of the Board of Directors as it may deem appropriate, and such committees shall exercise the authority delegated to them. The membership of any such committee shall consist of such Directors as the Board of Directors may deem advisable from time to time to serve. The Board of Directors may fill any vacancies on any committee as they occur. Each committee shall meet as often as its business may require.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be designated by the Board of Directors and shall include such officers as the Directors may from time to time determine, which officers may (but need not) include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Presidents (and in the case of each such President, with such descriptive title, if any, as the Directors shall deem appropriate), one or more Vice Presidents (and in the case of each such Vice President, with such descriptive title, if any, as the Directors shall deem appropriate), a Secretary, an Assistant Secretary, and a Treasurer. The Board of Directors also may elect one or more other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

Section 2. Election. Officers shall be chosen in such manner and shall hold their offices for such terms as determined by the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified in his stead, or until his or her earlier death, resignation, retirement, disqualification, or removal from office.

Section 3. Compensation. The Corporation shall have the authority to pay and provide compensation and other benefits to its officers and employees. The compensation and benefits of all officers of the Corporation shall be fixed from time to time by the Board of Directors, unless otherwise delegated by the Board of Directors to a particular committee or officer.

Section 4. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors, the Chief Executive Officer or any President, if such powers of removal have been expressly conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or any President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. The Board of Directors may abolish any office at any time unless prohibited by law or statute.

Section 5. Authority and Duties of Officers. In addition to any specifically enumerated duties, services, and powers, the officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified by law or statute, by the Certificate of Incorporation, and by these Bylaws, or as the Board of Directors may from time to time determine or as may be assigned to such officers by any competent superior officer. The Board of Directors may also at any time limit or circumvent the enumerated duties, services and powers of any officer. In addition to the designation of officers and the enumeration of their respective duties, services and powers, the Board of Directors may grant powers of attorneys to individuals to act as agent for or on behalf of the Corporation, to do any act which would be binding on the Corporation, to incur any expenditures on behalf of or for the Corporation, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Corporation. Such powers of attorney may be revoked or modified as deemed necessary by the Board of Directors.

Section 6. Chairman of the Board. The Chairman of the Board shall, if one is designated by the Board of Directors and if present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors. He shall assist the Directors in the formulation of the policies of the Corporation, and shall be available to other officers for consultation and advice.

Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if one is designated by the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

Section 8. Chief Executive Officer. The Chief Executive Officer shall have day-to-day supervision of the affairs of the Corporation, such powers and duties subject at all times to the authority of the Board of Directors. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall exercise the powers and perform the duties of the Chairman of the Board.

Section 9. Presidents. Each President that is designated by the Board of Directors shall generally assist the Chief Executive Officer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him or her by the Chief Executive Officer or the Board of Directors. In the absence or disability of the Chief Executive Officer, the Board of Directors shall appoint one President to exercise the powers and perform the duties of the Chief Executive Officer.

Section 10. Vice Presidents. Each Vice President that is designated by the Board of Directors shall generally assist one or more Presidents and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him or her by one or more of the Presidents or the Board of Directors.

Section 11. Secretary. The Secretary, if one is designated by the Board of Directors, shall have the following powers and duties:

(a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b) He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law.

(c) Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.

(d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he or she may attest the same.

(e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these Bylaws.

(f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h) He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or any President.

Section 12. Assistant Secretary. The Assistant Secretary, if one is designated by the Board of Directors, shall generally assist the Secretary.

Section 13. Treasurer. The Treasurer, if one is designated by the Board of Directors, or such other officer as may be designated by the Board of Directors, shall be the chief accounting and financial officer of the Corporation and have custody of all the funds, securities and other valuables of the Corporation which may have or shall come into his or her hands. The Treasurer shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation and shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer, any President, the Board of Directors or elsewhere in these Bylaws.

Section 14. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the Chief Executive Officer or any President the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

Section 15. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a Proceeding), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided in this Article V could involve indemnification for negligence or under theories of strict liability. In the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) the indemnification of a Director or officer shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 5 of this Article V, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The rights granted pursuant to this Article V shall be deemed contract rights. No amendment, modification or repeal of this Article V shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 2. Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 3. Determination that Indemnification is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 1 of this Article V (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this Article V. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 4. Advance Payment of Expenses. The right to indemnification conferred in this Article V shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Sections 1, 2, and 3 of this Article V who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article V and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article V or otherwise. The Board of Directors may authorize the Corporation’s counsel to represent such present or former Director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 1, 2, and 3 of this Article V, or advance of costs, charges and expenses to a Director or officer under Section 4 of this Article V, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article V shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article V where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article V, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director or officer who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director or officer.

The indemnification and the advancement and payment of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, common or statutory law, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation shall purchase and maintain insurance, at its expense, to protect the Corporation and any person who is or was or has agreed to become a Director or officer, or is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any expense, liability, or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 8. Severability. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer or any other person indemnified pursuant to this Article V as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9. Limitation on Liability. No Director or officer shall be personally liable, as such, for any action taken or omitted from being taken unless: (i) such Director or officer breached or failed to perform the duties of his office; and (ii) the breach or failure to perform constituted recklessness, self-dealing or willful misconduct. The foregoing shall not apply to any responsibility or liability under a criminal statute or liability for the payment of taxes under Federal, state, or local law.

Section 10. Appearance as a Witness. Notwithstanding any other provision of this Article V, the Corporation shall pay or reimburse expenses incurred by a Director or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

Section 11. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors and officers under this Article V; and, the Corporation may indemnify and advance expenses to persons who are not or were not Directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to Directors and officers of the Corporation under this Article.

ARTICLE VI.

SHARES AND THEIR TRANSFER

Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation of the Corporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, and a sufficient indemnity bond in favor of the Corporation shall be provided by the applicable stockholder, in each case, if it so requires.

Section 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If a record date is not fixed by the Board of Directors as aforesaid, (i) the date for determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any purpose other than that specified in clause (i) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal. The Board of Directors shall authorize a corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

Section 4 Venue. Unless the Corporation consents in writing to the selection of an alternate forum, the state courts of the State of Delaware in and for New Castle County (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum, to the fullest extent permitted by law, for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of a breach of fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time); (d) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Corporation (in each case, as they may be amended from time to time); or (e) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine.

ARTICLE VIII.

AMENDMENTS

These Bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding shares of the Corporation (i) present in person or by proxy at a meeting of holders of such stock or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II; provided, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.